                                                                    EXHIBIT 10.1

                  MERGERS AND ACQUISITIONS ENGAGEMENT AGREEMENT

         1.       PROPOSED SERVICES

                  1.1. Helix Capital Services LLC ("Helix") will act as Bogen Communications International, Inc. and all its subsidiaries and affiliates ("Bogen" or "the Company") exclusive mergers & acquisitions and principal financial advisor and will assist the Company in identifying, introducing, analyzing, structuring, negotiating, and effecting the Transactions (as defined below), including the Proposed Transactions (as described in section 1.3) on the terms and conditions of this Agreement set forth below. In parallel with services relating to the Proposed Transactions, Helix will assist and consult with the Company on strategic financial and operational issues and tactical implementation of concepts relating to the growth of the Company.

                  1.2. Mr. Stern and Mr. Perry, principal of Helix, will devote time, as needed from time to time, to participate in meetings, lead strategic planning sessions, initiate and help in recruiting key personnel and advise management on operational issues in growth and/or turn around situations.

                  1.3.     PROPOSED TRANSACTION(S):

                           1.3.1. M&A TRANSACTION: As used herein, the term "Transaction" shall mean any transaction or series of transactions other than the purchase or sale of assets in the ordinary course of the Company's business, whereby, directly or indirectly, the Company or any of its businesses, assets or properties acquires, is acquired by or is merged with another entity, or any other similar business transaction or arrangement between the Company and a third party, including without limitation, a merger, combination or consolidation, regardless of the accounting or tax treatment of such transaction.

                           1.3.2. OTHER TRANSACTIONS: As used herein, the term "Transaction" shall also mean any transaction or series of transactions (other than senior debt financing, and transactions with banking institutions arranged by the Company's management in the ordinary course of business), whereby, directly or indirectly, the

                                    Company or any of its businesses receive additional capital, debt financing or markets additional equity other than through a public offering. With regard to Transactions described in this section 1.3.2, the Company's obligation to retain Helix is subject and subordinate to existing agreements with investment banking firms relating to private debt or equity financing. Moreover, the Company retains the right to engage an investment banking firm to assist it in arranging any such transaction described in this section 1.3.2., provided that the Company will notify Helix in writing 15 days in advance regarding a proposed engagement with any investment banking firm. No fee will be payable to Helix as per section 2.3 with regards to any Transaction arranged by any such investment banking firm unless a fee-sharing agreement is reached between such firm, the Company, and Helix.

                  1.4. OTHER ACTIVITIES: Helix will undertake certain activities on the Company's behalf, including, if appropriate, the following:

                           1.4.1. Identifying and introducing acquisition opportunities;

                           1.4.2. Assisting the Company in its determination of appropriate values to be realized in Transactions;

                           1.4.3. Advising the Company in the negotiations as to the form and structure of Transactions;

                           1.4.4. Advising and assisting the Company's management in making presentations to the Company's Board of Directors about Transactions;

                           1.4.5. In addition to advising on any Transactions, rendering such other financial advisory and merchant banking services as may from time to time be agreed in writing between Helix and the Company.

         2.       FURTHER AGREEMENT TERMS

                  2.1. TRANSACTION TIMING. A Transaction shall be deemed to have occurred when Consideration Paid for a
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                           Transaction has been received by the Company or the
                           Company's shareholders or, in the event of a merger, acquisition, purchase by the Company, Consideration Paid has been sent to the receiving party, provided that if, Consideration Paid shall be paid in installments, the full amount will be construed to have been received on the receipt of the first installment exchanged between parties to a Transaction.

                  2.2. LIMITATION AND EXCLUSIVITY. The Company agrees that as of the date hereof, Helix shall be the exclusive advisor to the Company with respect to transactions pursuant to section 1.3.1 and the Company shall not enter into any agreement relating to a Transaction pursuant to section 1.3.1 during the term of this Agreement without the participation of Helix. If the Company consummates a Transaction pursuant to section
                           1.3.1 during the term of this Agreement (or for a period of one year thereafter as described below) without Helix's participation, the Company agrees that it, and its successors and assigns, shall nevertheless be obligated to provide or cause to be provided to Helix, the compensation provided herein in paragraph 2.3.

                  2.3. COMPENSATION. The Company will compensate Helix in the form of a retainer, success fees and reimbursement of its reasonable expenses as described below. Fees will be paid directly to Helix or to another entity as assigned from time to time by Helix.

                           2.3.1. RETAINER: The Company will pay Helix a monthly retainer in the amount of $15,000 for a minimum period of 18 months and thereafter for the length of this Agreement (see Termination in paragraph 2.8)

                           2.3.2. CONSIDERATION PAID: For the purpose of this Agreement, Consideration Paid is defined as:

                                    2.3.2.1. In the event of a sale by the
                                             Company of newly issued securities,
                                             the amount of cash invested in the
                                             Company;

                                    2.3.2.2. In the event of a sale, merger or
                                             acquisition of the Company or the
                                             Company's assets, the cash
                                             consideration (including amounts
                                             paid into escrow) plus the fair
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                                             market value of non-cash
                                             consideration paid by the acquirer,
                                             plus the amount of debt and other
                                             interest bearing obligations
                                             assumed, refinanced, retired, or
                                             defeased by the acquirer, less any
                                             cash obtained by the acquirer upon
                                             successful completion of the
                                             Transaction;

                                    2.3.2.3. In the event of a purchase, merger
                                             or acquisition Transaction by the
                                             Company, the cash consideration
                                             (including amounts paid into
                                             escrow) plus the fair market value
                                             of non-cash consideration paid by
                                             the company, plus the amount of
                                             debt and other interest bearing
                                             Obligations assumed or refinanced
                                             by the Company, in connection with
                                             the Transaction.

                                    2.3.2.4. The fair market value of any
                                             non-cash consideration delivered in
                                             a Transaction will be the value
                                             agreed upon by the Company and
                                             Helix prior to the consummation of
                                             the Transaction.

                           2.3.3.   SUCCESS FEES:

                                    2.3.3.1. For an M&A Transaction as defined
                                             in section 1.3.1 the Company shall
                                             pay Helix a success fee upon
                                             closing of each Transaction.
                                             Success fees for any Transaction as
                                             defined above, will be determined
                                             by mutual consent by Helix and the
                                             Company based on market conditions
                                             and on a per Transaction basis, but
                                             in any case will be no less than 2%
                                             of the Consideration Paid
                                             transferred to or transferred from
                                             the Company or the Company's
                                             shareholders. Success fees shall be
                                             due and payable if the Company
                                             completes a Proposed Transaction
                                             during the term of this Agreement
                                             and within one year of the
                                             termination of this Agreement with
                                             a party introduced to Bogen or that
                                             was in formal contact with Helix or
                                             Bogen within the term of this
                                             Agreement. This success fee will be
                                             paid in cash, or in other
                                             negotiable securities and financial
                                             instruments as specifically agreed
                                             in writing by
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                                             Helix and the Company, but in any
                                             case, if agreement is not reached,
                                             success fee will be paid in same
                                             consideration as paid or received
                                             by the Company.

                                    2.3.3.2. For any other Transaction as
                                             defined in section 1.3.2, the
                                             Company and Helix will reach an
                                             agreement on a success fee for each
                                             specific Transaction if and when
                                             the Company instructs Helix to
                                             proceed with preparation for a
                                             specific Transaction.

                           2.3.4. EXPENSES: The Company shall reimburse Helix, upon Helix's request and regardless of whether the Company consummates any Transactions, for its reasonable and actual out of pocket expenses incurred by it in connection with this Agreement. In no event, however, shall the Company be liable to Helix for out-of-pocket expenses in excess of $7,500 per month without the prior approval of the Company.



                  2.4. INFORMATION & RELIANCE: In connection with Helix's engagement, the Company will furnish Helix with all information concerning the Company which Helix and the Company deem appropriate and will provide Helix with necessary and reasonable access to the Company's officers, directors, accountants and counsel. It is understood that Helix will rely on the accuracy and completeness of such information supplied by the Company, its authorized officers and agents, or available from generally recognized public sources, without any independent investigation or verification thereof.

                  2.5. CONFIDENTIALITY. During the term of this Agreement, the Company, on the one hand, and Helix, on the other hand, will have access to and become acquainted with advice, data, materials, contacts or other information provided by one party to the other, including the existence of this Agreement (collectively, the "Confidential Information"). Each party hereto agrees to treat the Confidential Information of the other party confidentially and agree not to disclose Confidential Information to any third party other than (i) to its employees, attorneys, affiliates, representatives and agents to whom disclosure is necessary in order to carry out the terms of the engagement, and (ii) if, in the reasonable opinion of legal counsel, such disclosure is legally required. Both parties shall take all precautions reasonably necessary to maintain the confidentiality of the Confidential Information of the other party, it being understood, however, that a copy of this Agreement may be filed with the U.S. Securities and Exchange Commission and its terms be described in the Company's public filings.

                           2.5.1. Notwithstanding the foregoing, the following shall not be Confidential Information: (a) information generally available to the public, or which is published or becomes public; (b) information which a party can show was in its possession at the time of disclosure and which was not acquired directly or indirectly from the disclosing party, and (c) information rightfully acquired from others who did not obtain it under a pledge of confidentiality to a party hereto.

                           2.5.2. Each party hereto covenants and agrees that it shall not misuse or misappropriate any of the Confidential Information of the other party. Each party acknowledges and agrees that Confidential Information of each party constitutes trade secrets and that the other party will obtain no ownership interest therein. Upon termination of Helix's engagement with the Company, or whenever requested by the other party, each of the Company and Helix shall immediately deliver to the other all property in its possession or under its control belonging to the other party or containing any Confidential Information of the other party.

                           2.5.3. The parties acknowledge and agree that the restrictions contained in this Agreement, in view of the nature of the respective businesses of the parties hereto, are reasonable and necessary in order to protect their legitimate interests and that any violation thereof would result in irreparable injuries to the other parties. The parties agree that in addition to any other rights or remedies which the other party may be entitled to at law or in equity, the other party shall be entitled to obtain injunctive relief from any court of competent jurisdiction and reimbursement of any costs and expenses, including, without limitation, attorneys' fees and expenses, incurred in connection with the enforcement of this Section 2.5.

                  2.6. INDEMNIFICATION. The Company agrees to indemnify and hold Helix harmless from and against any and all losses, claims, damages and liabilities (or actions including security holder actions in respect thereof) related to or arising out of Helix's engagement hereunder or its role in connection herewith, and will reimburse Helix for all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred by Helix in connection with investigating, preparing for or defending any such action or claim, whether or not in connection with pending or threatened litigation in which Helix is a party and whether or not initiated by or on behalf of the Company. The Company will not, however, be responsible for any claims, liabilities, losses, damages or expenses that have resulted from the willful misconduct or gross negligence of Helix. The Company also agrees that Helix shall not have any liability to the Company for or in connection with Helix's engagement, except for liability for losses, claims, damages, liabilities or expenses incurred by the Company that result from the willful misconduct or gross negligence of Helix.

                           2.6.1. In the event that the foregoing indemnity is unavailable, then the Company shall contribute to amounts paid or payable by Helix in respect of its losses, claims, damages and liabilities:

                                    2.6.1.1. in such proportion as appropriately
                                             reflects the relative benefits
                                             received by, the Company and Helix
                                             in connection with the matters as
                                             to which such losses, claims,
                                             damages or liabilities relate, or

                                    2.6.1.2. if (but only if) the allocation
                                             provided for in 2.6.1.1 is for any
                                             reason held to unenforceable, in
                                             such proportion as is appropriate
                                             to reflect not only the relative
                                             benefits referred to in 2.6.1.1 but
                                             also the relative fault of the
                                             Company and Helix, as well as any
                                             other relevant equitable
                                             considerations;

                                    2.6.1.3. provided, however, that in no event
                                             shall the amount to be contributed
                                             by Helix exceed the amount of the
                                             fee actually received by Helix. The
                                             foregoing shall be in addition to
                                             any rights that Helix may have at
                                             common law or otherwise and shall
                                             extend upon the same terms to and
                                             inure to the benefit of Helix and
                                             its affiliates and their respective
                                             directors, officers, employees,
                                             agents or controlling persons of
                                             Helix.

                                    2.6.1.4. The Company agrees that, without
                                             Helix's prior written consent, it
                                             will not settle, compromise or
                                             consent to the entry of any
                                             judgment in any pending or
                                             threatened claim, action, or
                                             proceeding in respect of which
                                             indemnification could be sought
                                             under the indemnification
                                             provisions of this Agreement
                                             (whether or not Helix or any other
                                             party is an actual or potential
                                             party to such claim, action or
                                             proceeding), unless such
                                             settlement, compromise or consent
                                             includes an unconditional release
                                             of each indemnified party from all
                                             liability arising out of such
                                             claim, action or proceeding.

                  2.7. LIMITED COMMITMENT. It is understood that Helix makes no commitment to raise capital and/ or effect any of the Proposed Transactions. In addition, the Company has the right not to accept any or all offers with respect to the Proposed Transactions.

                  2.8. TERM AND TERMINATION. This Agreement shall have an initial term of 18 months from July 1, 1997, and may be renewed by mutual consent of both parties. Notwithstanding the foregoing, the provisions of paragraphs 2.3, 2.5, 2.6 and 2.8 will survive any termination.

                  2.9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey and the federal laws of the United States of America applicable therein. Any controversy or claim arising out of or relating to this letter agreement, other than as provided for in section 2.5 herein, shall be settled by arbitration in accordance with the rules of the American Arbitration Association, and judgment upon an award arising in connection therewith may be entered in any court of competent jurisdiction.

                  2.10. SURVIVAL. In the event that any provision herein is determined to be unenforceable under the current law at the time of execution of this Agreement, or unenforceable under a law that may supersede that law in place at the time of execution, all other provisions and the intent of this Agreement shall survive such findings.

                  2.11. INDEPENDENT CONTRACTOR. The Company acknowledges and agrees that Helix has been retained solely as a M&A and financial advisor to the Company. In such capacity, Helix shall act as an independent contractor.

                  2.12. WAIVER OF RIGHTS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing by the party against whom the same is sought to be enforced and no failure by either party to enforce any of its rights hereunder shall, except as aforesaid, be deemed to be a waiver of such right. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any provision of this Agreement to be performed by such other party shall be deemed to be a waiver of a similar or dissimilar provision hereof at the same or any prior or subsequent time.

                  2.12. NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be properly given if delivered personally, mailed prepaid registered mail, overnight courier, or sent by telecopy (as long as the telecopy is followed by a hard copy) addressed as follows:

                           IN THE CASE OF HELIX:
                           Ogen Perry
                           Helix Capital Services LLC
                           98 Battery Street
                           Suite 600
                           San Francisco, CA  94104
                           Tel:  (415) 956-9950 Fax:  (415) 956-9951


                           IN THE CASE OF BOGEN:

                           Yaron Eitan
                           Geotek Communications
                           102 Chestnut Ridge Rd.
                           Montvale, NJ 07645

                           And:

                           Yoav Cohen
                           Bogen Communications International, Inc.
                           50 Spring St.
                           Ramsey, NJ 07446


                           or to such other address as the parties shall from time to time specify by notice given in accordance herewith. Any notice so given shall be conclusively deemed to have been given or made on the day of delivery, if delivered, if mailed by registered mail, upon the date shown on the postal return receipt as the date upon which the envelope containing such notice was actually received by the addressee, if delivered by overnight courier, two (2) days after deposit with the overnight courier, and if by telecopy, upon transmission thereof, as long as the telecopy is followed by delivery of a hard copy.

                  2.13. ENTIRE AGREEMENT. This mutually signed Agreement, attached Exhibits and any properly executed and signed Amendments, constitutes the entire agreement between the parties with respect to the engagement of Helix contemplated hereby and cancels and supersedes all prior undertakings and agreements between the parties with respect thereto and no agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

         3. MISCELLANEOUS. Each of the parties represents that it is duly authorized to execute this Agreement. This Agreement may be executed in any number of counterparts; each of which shall be deemed to be an original and all of which together shall be deemed to be the same agreement.

                  If you are in agreement with the foregoing, please execute a copy in the space provided below and return it to Helix Capital Corporation, L.L.C.

Regards,

FOR HELIX CAPITAL SERVICES, LLC


By: /s/ Ogen Perry
   -----------------------------------------
NAME:   Ogen Perry
TITLE:  Principal


Accepted this    of August, 1997

FOR BOGEN COMMUNICATIONS INTERNATIONAL, INC.


By: /s/ Yoav M. Cohen
   -----------------------------------------
NAME:   Yoav M. Cohen
TITLE:  Chief Financial Officer

                                  AMENDMENT TO
                            MERGERS AND ACQUISITIONS
                              ENGAGEMENT AGREEMENT


         This Amendment, dated as of November 28, 1997, to the Mergers and Acquisition Engagement Agreement, dated August, 1997, by and between Helix Capital Services, LLC ("Helix") and Bogen Communications International, Inc. ("Bogen" or the "Company").

         1. Section 1 of the Agreement is hereby amended in its entirety as follows:

                  "1. PROPOSED SERVICES

                           1.1. Helix Capital Services LLC ("Helix") will act as the principal financial advisor to Bogen Communications International, Inc. and its subsidiaries and affiliates ("Bogen" or the "Company"), and will assist the Company in identifying, introducing, analyzing, structuring, negotiating, and effecting the Transactions (as defined below), including the Proposed Transactions (as described in paragraph 1.3) on the terms and conditions of this Agreement set forth below. In parallel with services relating to the Proposed Transactions, Helix will assist and consult with the Company on strategic financial and operational issues and tactical implementation of concepts relating to the growth of the Company.

                           1.2. Yoav Stern, and other professionals of Helix, will devote significant time, as needed, to participate in meetings, lead strategic planning sessions, initiate and help in recruiting key personnel and advise management on operational issues in growth and/or turnaround situations."


         2. Section 2.2 of the Agreement is hereby amended in its entirety as follows:

                  "2.2. Limitation and Exclusivity. The Company agrees that as of the date hereof, Helix shall be the exclusive advisor to the Company with respect to transactions pursuant to section
                  1.3.1 ("M&A Transactions") and the Company shall not enter into any agreement relating to an M&A Transaction during the term of this Agreement without the participation of Helix; provided, however, the Company may retain another person or entity (a "Finder") to introduce to the Company a business for the purpose of consummating an M&A Transaction. If as a result of such introduction an M&A Transaction is consummated, the Company may reduce Helix's fees with respect to such transaction to the extent set forth in paragraph 2.3.3.1 hereof. If the Company consummates an M&A Transaction during the term of this Agreement (or for a period of one year thereafter as described below) without Helix's participation, the Company agrees that it, and its successors and assigns, shall nevertheless be obligated to provide or cause to be provided to Helix, the compensation provided in paragraph 2.3.3.1 hereof."


         3. Section 2.3.1 of the Agreement is hereby amended in its entirety as follows:

                  "2.3.1 Retainer: The Company will pay Helix a monthly retainer in the amount of $20,000 during the term of this Agreement."


         4. Section 2.3.3.1 of the Agreement is hereby amended in its entirety as follows:

                  "2.3.3.1. With respect to an M&A Transaction, the Company shall pay Helix a success fee upon closing of each Transaction. Success fees for each M&A Transaction shall be determined by mutual agreement between Helix and the Company based on market conditions, but in no event will be less than 2% of the Consideration Paid; provided, however, that if with respect to any given M&A Transaction a Finder introduces to the Company a business and such introduction results in an M&A Transaction, any success fees due Helix may be reduced by the amount of the fees the Company is obligated to pay to such Finder; provided, however, that if all or any portion of such fees to be paid to such Finder are not actually paid when due, such fees or portion thereof, as applicable, shall be paid to Helix at that time. Success fees shall be due and payable if the Company completes a Proposed Transaction during the term of this Agreement and within one year of the termination of this Agreement with a party introduced to Bogen within the term of this Agreement. This success fee will be paid in cash, or in other negotiable securities and financial instruments as specifically agreed in writing by Helix and the Company, but in any case, if agreement is not reached, the success fee will be paid in same consideration as paid or received by the Company."



         5. Section 2.8 of the Agreement is hereby amended in its entirety as follows:

                  "2.8. Term and termination. This Agreement shall have a term commencing on July 1, 1997 and extending through December 1, 2000, which term may be further extended by the mutual consent of both parties. Notwithstanding the foregoing, the provisions of paragraphs 2.3, 2.5 and 2.6 hereof will survive any termination of the Agreement."


         6. Section 2.12 of the Agreement is hereby amended in its entirety as follows:

                  "2.12. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be properly given if delivered personally, mailed prepaid registered mail, overnight courier, or sent by telecopy (as long as the telecopy is followed by a hard copy) addressed as follows:

                  IN THE CASE OF HELIX:
                  Helix Capital Services LLC
                  98 Battery Street
                  Suite 600
                  San Francisco, CA 94104
                  Attn:  Mr. Ogen Perry
                  Fax:  (415) 956-9951

                  IN THE CASE OF BOGEN:
                  Bogen Communications International, Inc.
                  50 Spring St.
                  Ramsey, NJ 07446
                  Attn:  Yoav Cohen
                  Fax:  (201) 760-8771

                  With a copy to:

                  McDermott, Will & Emery
                  50 Rockefeller Plaza
                  New York, NY 10019
                  Attn:  Cheryl V. Reicin, Esq.
                  Fax:  (212) 547-5444

                  or to such other address as the parties shall from time to time specify by notice given in accordance herewith. Any notice so given shall be conclusively deemed to have been given or made on the day of delivery, if delivered, if mailed by registered mail, upon the date shown on the postal return receipt as the date upon which the envelope containing such notice was actually received by the addressee, if delivered by overnight courier, two (2) days after deposit with the overnight courier, and if by telecopy, upon transmission thereof, as long as the telecopy is followed by delivery of a hard copy."

         7. Other than as stated herein, the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties below have executed this Amendment of the date first set forth above.


                                        HELIX CAPITAL SERVICES, LLC


                                        By:   /s/  Ogen Perry
                                            ------------------------------------
                                            Name:  Ogen Perry
                                            Title: Principal


                                        BOGEN COMMUNICATIONS INTERNATIONAL, INC.


                                        By:   /s/  Michael P. Fleischer
                                            ------------------------------------
                                            Name:  Michael P. Fleischer
                                            Title: President